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                                                                     Exhibit 5.1


                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017






                                                      January 9, 2003



Cognizant Technology Solutions Corporation
500 Glenpointe Centre West
Teaneck, New Jersey  07666

Ladies and Gentlemen:

      We have acted as counsel to Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offer by IMS Health Incorporated ("IMS Health") to exchange up to 11,290,900 shares (the "Shares") of the Company's Class B Common Stock, $.01 par value per share, that IMS currently owns for a number of shares of outstanding common stock of IMS Health to be specified (such offer, as it may be amended and supplemented from time to time, the "Exchange Offer").

      We have examined the Registration Statement and a form of the share certificate, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
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      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that Shares have been validly issued and fully paid and are nonassessable.


      We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).


      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                          Very truly yours,

                                          /s/ Simpson Thacher & Bartlett

                                          SIMPSON THACHER & BARTLETT